EXHIBIT 99

News Release

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
   Houston, Texas 77056 (713) 621-7800
ROWAN REPORTS FOURTH QUARTER 2008 OPERATING RESULTS

FOR IMMEDIATE RELEASE                                                                                                                                            February 26, 2009

HOUSTON, TEXAS – For the three months ended December 31, 2008, Rowan Companies, Inc. (RDC – NYSE) generated net income of $94.3 million or $0.83 per share, compared to $138.5 million or $1.23 per share in the fourth quarter of 2007 and $114.1 million or $1.00 per share in the third quarter of 2008.  Revenues were $613.0 million in the fourth quarter of 2008, compared to $623.6 million in the fourth quarter of 2007 and $527.1 million in the third quarter of 2008.  Excluding the nonrecurring gains and expenses described below, earnings for the fourth quarter were $144.8 million or $1.28 per share.

The fourth quarter 2008 results included $111.2 million, or $0.68 per share of impairment charges and other expenses, partially offset by $39.5 million, or $0.23 per share, of gains on asset disposals.  The charges and other expenses included a $62 million reserve against excess manufacturing inventories, $14 million to write off goodwill, a $12 million charge against a cancelled rig construction project, $13 million related to the aborted sale of our manufacturing operations, and $10 million of severance costs.  The gains resulted primarily from Hurricane Ike insurance recoveries.  The comparable periods included no impairment charges or other nonrecurring expenses, but included gains on asset disposals of $0.7 million, or less than $0.01 per share, in the fourth quarter of 2007 and $21.4 million, or $0.12 per share, in the third quarter of 2008.

For the year ended December 31, 2008, the Company generated net income of $427.6 million or $3.77 per share on revenues of $2.2 billion, compared to net income of $483.8 million or $4.31 per share on revenues of $2.1 billion in 2007.  Excluding the nonrecurring gains and expenses described above, earnings for the full year 2008 were $460.7 million or $4.06 per share.

Rowan’s drilling operations generated revenues of $386.7 million in the fourth quarter of 2008, up by 8% over the third quarter of 2008 and by 4% over the prior-year quarter, due primarily to higher average offshore utilization and day rates.  The Company’s income from drilling operations was $201.7 million in the fourth quarter of 2008, up by 21% over the third quarter of 2008 and by 18% over the fourth quarter of 2007.

Rowan’s manufacturing operations generated external revenues of $226.3 million in the fourth quarter of 2008, up by 33% over the third quarter of 2008, but down by 10% from the prior-year quarter.  As a result of certain charges and other expenses as described above, the Company incurred a loss from manufacturing operations of $45.2 million in the fourth quarter of 2008, compared to operating income of $5.3 million in the third quarter of 2008 and $38.3 million in the fourth quarter of 2007.  Excluding the charges and other expenses, income from manufacturing operations was $41.6 million, or 18% of revenues in the fourth quarter of 2008, compared to 3% in the third quarter of 2008 and 15% in the fourth quarter of 2007.

Matt Ralls, President and Chief Executive Officer, commented, “We are very pleased with the strong performance of both our drilling and manufacturing operations in the fourth quarter of 2008, resulting in total year profitability that was the second highest in the Company’s history. However, ongoing reductions by our customers in their spending plans for 2009 will put downward pressure on day rates until prices for oil and natural gas improve and credit markets begin to function more normally.

“Fortunately, we have a very strong financial position and have 67% of our total offshore rig days currently committed in 2009.  And, despite the current weakness in worldwide rig markets, the combination of our high spec rig fleet, our highly skilled workforce, and our reputation for operational excellence gives us confidence that we can achieve above market day rates and utilization for our equipment in all market conditions.“

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  Contact: Suzanne M. McLeod, Director of Investor Relations, 713-960-7517.  Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	DECEMBER 31
	2008	2007

ASSETS

Cash and cash equivalents	$222.4	$284.5
Accounts receivable	485.0	478.0
Inventories	551.4	456.4
Other current assets	110.4	84.1
Total current assets	1,369.2	1,303.0
Restricted cash	-	50.0
Property, plant and equipment - net	3,147.5	2,487.8
Other assets	32.2	34.5
TOTAL	$4,548.9	$3,875.3

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	235.0	100.9
Other current liabilities	444.7	329.8
Total current liabilities	744.6	495.6
Long-term debt	355.6	420.5
Other liabilities	788.9	610.8
Stockholders' equity	2,659.8	2,348.4
TOTAL	$4,548.9	$3,875.3

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		TWELVE MONTHS
	ENDED DECEMBER 31		ENDED DECEMBER 31
	2008	2007	2008	2007

REVENUES	$613.0	$623.6	$2,212.7	$2,095.0

COSTS AND EXPENSES:
Operations	316.7	355.8	1,254.6	1,187.9
Depreciation and amortization	38.6	32.5	141.4	118.8
Selling, general and administrative	29.4	27.1	115.2	94.9
Gain on disposals of property and equipment	(39.4)	(0.7)	(67.8)	(40.5)
Material charges and other operating expenses	111.2	-	111.2	-
Total	456.5	414.7	1,554.6	1,361.1
INCOME FROM OPERATIONS	156.5	208.9	658.1	733.9
Net interest and other income	(8.1)	1.7	(4.0)	5.2
INCOME BEFORE INCOME TAXES	148.4	210.6	654.1	739.1
Provision for income taxes	54.1	72.1	226.5	255.3
NET INCOME	$94.3	$138.5	$427.6	$483.8

NET INCOME PER DILUTED SHARE	$0.83	$1.23	$3.77	$4.31

AVERAGE DILUTED SHARES	113.1	112.6	113.3	112.3

NOTE: See pages 6 and 7 for supplemental operating information.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	TWELVE MONTHS
	ENDED DECEMBER 31
	2008	2007
CASH PROVIDED BY (USED IN):
Operations:
Net income	$427.6	$483.8
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	141.4	118.8
Deferred income taxes	51.1	51.2
Gain on disposals of assets	(67.8)	(40.5)
Other - net	27.1	33.0
Net changes in current assets and liabilities	131.9	(225.4)
Net changes in other noncurrent assets and liabilities	(16.9)	11.7
Net cash provided by operations	694.4	432.6

Investing activities:
Property, plant and equipment additions	(829.2)	(462.6)
Proceeds from disposals of property, plant and equipment	97.7	45.8
Decrease in Restricted cash balance	50.0	106.1
Net cash provided by (used in) investing activities	(681.5)	(310.7)

Financing activities:
Proceeds from borrowings	80.0	-
Repayments of borrowings	(144.9)	(64.9)
Payment of cash dividends	(45.0)	(44.4)
Proceeds from equity compensation plans and other	34.9	13.9
Net cash used in financing activities	(75.0)	(95.4)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(62.1)	26.5
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	284.5	258.0
CASH AND CASH EQUIVALENTS, END OF PERIOD	$222.4	$284.5

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	December 31, 2008				September 30, 2008				December 31, 2007
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$	% Revs.

DRILLING OPERATIONS:
Revenues	$ 386.7		$ 386.7	100	$ 357.1		$ 357.1	100	$ 372.4	100
Operating costs (excluding items shown below)	(147.1)	$ 0.4	(146.7)	(38)	(164.3)	$ 1.0	(163.3)	(46)	(154.6)	(42)
Depreciation and amortization expense	(34.7)		(34.7)	(9)	(32.2)		(32.2)	(9)	(27.1)	(7)
Selling, general and administrative expenses (c)	(18.6)		(18.6)	(5)	(16.2)		(16.2)	(5)	(20.8)	(6)
Gain on sale of property and equipment	39.6		39.6	10	21.5		21.5	6	0.7	0
Material charges and other operating expenses	(24.6)		(24.6)	(6)	-		-	-	-	-
Income from operations	$ 201.3	$ 0.4	$ 201.7	52	$ 165.9	$ 1.0	$ 166.9	47	$ 170.6	46
EBITDA (d)	$ 221.0	$ 0.4	$ 221.4	57	$ 176.6	$ 1.0	$ 177.6	50	$ 197.0	53

OFFSHORE RIG DAYS:
Operating			1,911				1,817		1,868
Available			1,926				1,915		1,932
Utilization			99%				95%		97%

LAND RIG DAYS:
Operating			2,485				2,620		2,444
Available			2,758				2,710		2,596
Utilization			90%				97%		94%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$ 144.6				$ 131.4		$ 133.3
Middle East rigs			156.9				159.2		152.7
North Sea rigs			272.1				238.3		257.9
All offshore rigs			170.1				161.1		164.3
Land rigs			23.7				20.9		23.0

(a) Amounts include effects of intercompany transactions between drilling and manufacturing operations.
(b) Amounts exclude effects of intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	December 31, 2008					September 30, 2008					December 31, 2007
	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$	% Revs.

MANUFACTURING OPERATIONS:
Revenues	$ 351.1	100	$(124.8)	$ 226.3	100	$ 248.4	100	$ (78.4)	$ 170.0	100	$ 251.2	100
Operating costs (excluding items shown below)	(269.0)	(77)	99.0	(170.0)	(75)	(212.8)	(86)	63.6	(149.2)	(88)	(201.2)	(80)
Depreciation and amortization expense	(3.9)	(1)		(3.9)	(2)	(4.0)	(2)		(4.0)	(2)	(5.4)	(2)
Selling, general and administrative expenses (c)	(10.8)	(3)		(10.8)	(5)	(11.4)	(5)		(11.4)	(7)	(6.3)	(3)
Gain (loss) on sale of property and equipment	(0.2)	(0)		(0.2)	(0)	(0.1)	(0)		(0.1)	(0)	-	-
Material charges and other operating expenses	(86.6)	(25)		(86.6)	(38)	-	-		-	-	-	-
Income from operations	$ (19.4)	(6)	$ (25.8)	$ (45.2)	(20)	$ 20.1	8	$ (14.8)	$ 5.3	3	$ 38.3	15
EBITDA (d)	$ 71.3	20	$ (25.8)	$ 45.5	20	$ 24.2	10	$ (14.8)	$ 9.4	6	$ 43.7	17

REVENUES:
Drilling Products and Systems	$ 257.9	73	$(124.8)	$ 133.1	59	$ 189.3	76	$ (78.4)	$ 110.9	65	$ 182.3	73
Mining, Forestry and Steel Products	93.2	27	-	93.2	41	59.1	24	-	59.1	35	68.9	27
Total	$ 351.1	100	$(124.8)	$ 226.3	100	$ 248.4	100	$ (78.4)	$ 170.0	100	$ 251.2	100

MANUFACTURING BACKLOG:
Drilling Products and Systems	$ 995.9		$(505.2)	$ 490.7		$1,409.3		$(846.8)	$ 562.5		$ 295.0
Mining, Forestry and Steel Products	71.3		-	71.3		131.5		-	131.5		53.5
Total	$1,067.2		$(505.2)	$ 562.0		$1,540.8		$(846.8)	$ 694.0		$ 348.5

(a) Amounts include effects of intercompany transactions between manufacturing and drilling operations.
(b) Amounts exclude effects of intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.